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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------


        Date of Report (Date of earliest event reported): August 18, 2006

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)



            Delaware                        1-12387               76-0515284
(State or other jurisdiction of          (Commission           (I.R.S. Employer
 incorporation or organization)          File Number)          of Incorporation
                                                             Identification No.)



     500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                   60045
       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See Item 8.01, incorporated herein by reference, for information regarding amendments to the company's excess defined benefit plans (in which some or all of its executive officers participate), the adoption of a new excess defined contribution plan and amendments to certain executive's employment agreements approved on August 18, 2006 by the Compensation/Nominating/Governance Committee of the Board of Directors of Tenneco Inc.

ITEM 8.01 OTHER EVENTS.

         On August 18, 2006, the Compensation/Nominating/Governance Committee of Tenneco's Board of Directors approved various changes to the company's employee benefits programs.

         The company has "frozen," effective December 31, 2006, its current defined benefit pension plans (the "DB Plans") (preserving prior earned benefits), replaced them with additional benefits under defined contribution plans and made certain related amendments. The affected DB Plans are: the Tenneco Retirement Plan for Salaried Employees, the Pension Plan for Hourly Employees of Tenneco Employed in Racine, WI and Grass Lake, MI Locals 85 and 660 (non-union employees only), the Tenneco Inc. Supplemental Retirement Plan (the "SERP," in which all of the company's U.S.-based executive officers participate) and the Tenneco Inc. Supplemental Pension Plan for Management (the "KEPP," in which three of the company's executive officers participate). With the exception of certain executives who had employment contracts providing for specified benefits (all of whom voluntarily accepted a benefits reduction as described below), this freezing of DB Plan benefits impacts all U.S.-based salaried employees (including executive officers) and non-union hourly employees who participate in any of the DB Plans.

         To address the loss of benefits associated with the foregoing action, the company's existing defined contribution plans (the "Existing DC Plans") have been amended, effective January 1, 2007, to provide for additional annual company contributions in amounts that increase with the employee's age (the "DB Replacement Contributions"), payable in respect of each employee who ceases to accrue benefits or whose benefits were otherwise modified under any DB Plan as described herein. In addition, effective January 1, 2007 there will be a new, unfunded non-qualified defined contribution pension plan (the "New DC Plan"), in which employees of the company and its subsidiaries who have specified salary grade designations will be eligible to participate (which will include all of the company's executive officers except for Mr. Richard P. Schneider, as he is already fully vested in the KEPP), with allocations under the New DC Plan calculated the same as under the applicable Existing DC Plan (as amended), except that (i) the compensation limit set forth in Section 401(a)(17) of the Internal Revenue Code shall be disregarded and bonuses awarded under the Tenneco Value Added Incentive Plan (or any successor thereto) shall be included in calculating compensation, and (ii) there will be an offset for DB Replacement Contributions.

         Three of the company's executive officers - Timothy R. Donovan, Hari N. Nair and Timothy Jackson -- are parties to employment agreements with the company. Each of Messrs. Donovan's and Jackson's employment agreements provide for his participation in the SERP and the KEPP and further provide that the company may not (without his consent) modify his benefits under those plans. Mr. Nair's employment agreement provides for his participation in the SERP and further provides that the company may not (without his consent) modify his benefits under that plan. Accordingly, the KEPP and SERP were not frozen as described above with respect to these executives. Instead, each individual executive has voluntarily agreed to a reduction in his retirement benefit payable under those plans (which reduction increases to a maximum of 5%, depending on the executive's age at retirement) and to an offset to benefits


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payable under those plans for DB Replacement Contributions received under the
Existing DC Plans or the New DC Plan. The Committee amended the KEPP and SERP, and has authorized amendments to the employment agreement of each executive, to give effect to this arrangement.

         One executive officer of the company -- Mr. Richard P. Schneider -- is fully vested in the KEPP. With respect to Mr. Schneider, the company amended the KEPP to provide, as an offset to benefits thereunder, the value of any benefits Mr. Schneider receives in respect of DB Replacement Contributions.

         In addition, for 2007, the company will replace all current PPO and HMO heath benefits programs in the U.S. with a single new program -- known as a Consumer Driven Health Care (CDHC) plan. This change will impact all U.S.-based salaried employees, non-union hourly employees and Monroe Local 878 hourly employees.

         The company estimates that pension program changes described above will result in annual savings of about $11 million (pre-tax). These savings will begin to be recognized in 2007. Additionally, the company expects to record a one-time benefit of approximately $6 million to $7 million (pre- tax) in the fourth quarter of 2006 related to these changes. Switching to the consumer driven health care benefits program will help the company offset an estimated $3 million increase that would have occurred in 2007 under the old plan.

         A copy of the company's press release, dated August 23, 2006, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


Exhibit No.       Description
-----------       -----------

99.1              Press release issued August 23, 2006






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               TENNECO INC.


Date:    August 23, 2006                       By:  /s/ Timothy R. Donovan
                                                  -----------------------------
                                                  Timothy R. Donovan
                                                  Executive Vice President
                                                  and General Counsel